Exhibit 99.1

First National Corporation Reports RECORD SECOND Quarter 2025 EARNINGS

STRASBURG, Va., July 30, 2025 --- First National Corporation (the “Company” or “First National”) (NASDAQ: FXNC), the bank holding company of First Bank (the “Bank”), reported earnings for the quarter ended June 30, 2025 of $5.05 million and basic and diluted earnings per common share of $0.56. Excluding acquisition-related items, adjusted earnings(1) (non-GAAP) for the second quarter of 2025 were $5.1 million and adjusted basic and diluted earnings(1) per common share were $0.57.

“We are extremely pleased with our performance in the second quarter as we begin to realize the value of our recently completed acquisition of the Touchstone franchise.  Earnings improved over the prior quarter and the previous year due to net interest margin expansion and our improved efficiency as a combined company.  While growth was muted due to higher than average loan payoff volumes and our focus on managing deposit pricing, this discipline delivered on improved earnings, strong liquidity and capital growth,” said Scott Harvard, President and Chief Executive Officer of First National.

FINANCIAL HIGHLIGHTS FOR SECOND QUARTER 2025

●	Earnings per share of $0.56 per share, up 211% from the previous period and up 44% from one year prior
●	Return on average assets of 1.00% compared to 0.32% in the previous period and 0.68% one year prior
●	Return on average equity of 11.85% compared to 3.85% in the previous period and 8.31% one year prior
●	Net interest margin fully taxable equivalent ("FTE")(1) of 3.95%, up 16.2% from 3.40% one year prior
●	Efficiency ratio(1) improved to 65.11% from 75.44% in the previous period and 70.64% one year prior
●	Net loans held for investment of $1.428 billion, up 46.1% from one year prior
●	Total deposits of $1.803 billion, up 42.5% from one year prior
●	Noninterest bearing deposits of $541.2 million, up 36.1% from one year prior
●	Noninterest bearing deposits comprised 30% of total deposits at June 30, 2025

NET INTEREST INCOME

For the second quarter of 2025, the Company’s net interest margin (FTE)(1) was 3.95%, up from 3.77% for the first quarter of 2025 and up from 3.40% in the second quarter of 2024. The Company’s net interest margin (FTE)(1) for the second quarter of 2025 includes the impact of acquisition accounting fair value adjustments. Net accretion income related to acquisition accounting was $907 thousand, or an 18-basis point incremental increase to the net interest margin for the second quarter ended June 30, 2025, compared to the net amortization expense of $36 thousand or a 1-basis point incremental decrease to the net interest margin for the first quarter ended March 31, 2025. The impact of accretion and amortization for the periods presented are reflected in the following table (dollars in thousands):

	Loan Accretion (Amortization)	Deposit Accretion	Borrowings (Amortization)	Total
For the quarter ended March 31, 2025	$(194)	$443	$(285)	$(36)
For the quarter ended June 30, 2025	930	163	(186)	907

Earning asset yields for the second quarter of 2025 increased 17 basis points to 5.35% compared to the first quarter of 2025, driven primarily by the $1.1 million increase in accretion on purchased loans. Loan accretion increased in the second quarter after several large loans with purchase accounting premiums were paid off in the first quarter, resulting in the accelerated amortization of those premiums. Deposit accretion decreased from the prior quarter consistent with the accelerated accretion schedule of acquired deposits. For the second quarter of 2025, net interest income was $18.5 million, an increase of $1.0 million from $17.5 million in the first quarter of 2025 due to increases in loan yields and net accretion income combined with a $15.9 million decrease in average interest-bearing liabilities.

NONINTEREST INCOME

Non-interest income increased $278 thousand to $3.9 million for the second quarter of 2025 from $3.6 million in the prior quarter.  Non-interest income increased 7.7% in the second quarter primarily due to increases in ATM and check card income as well as brokered mortgage fees.

NONINTEREST EXPENSE

Noninterest expense decreased $3.1 million to $15.2 million for the second quarter of 2025 from $18.3 million in the prior quarter, primarily driven by a $1.8 million decrease in pre-tax merger-related expenses, $656 thousand decrease in salaries and employee benefit expenses, $448 thousand decrease in other operating expenses, and $258 thousand decrease in data processes expense. The decrease in salaries and benefits reflects reduced expenses related to incentives, stock compensation expense, and other salary and benefits. The decrease in other operating expenses is driven by $294 thousand of fraud losses recognized in the first quarter and a reduction in internet banking expenses of $296 thousand. In the first quarter of 2025 the Bank was operating two core banking systems which added to our expense structure.  The conversion to one system occurred in February of 2025, which was a driver of reduced operating expenses in the second quarter of 2025.

Adjusted operating noninterest expense(1), which excludes merger-related costs ($92 thousand in the second quarter of  2025 and $1.9 million in the first quarter of 2025) and amortization of intangible assets ($441 thousand in the second quarter of 2025 and $442 thousand in the first quarter of 2025), decreased $1.3 million to $14.7 million for the second quarter of 2025 from $16.0 million in the prior quarter, due to decreases in salary and employee benefits expense, fraud losses, data processing, and internet banking expenses.

BALANCE SHEET

At June 30, 2025, total assets were $2.041 billion, an increase of $8.1 million or 0.4% from March 31, 2025, and an increase of $583.9 million or 40.1% from June 30, 2024. Total assets were consistent with the prior quarter and the increase from the prior year was primarily driven by growth in loans held for investment ("LHFI") (net of deferred fees and costs), primarily due to the Touchstone acquisition.

At June 30, 2025, LHFI net of allowance totaled $1.428 billion, a decrease of $7.6 million from $1.436 billion or 0.5% at March 31, 2025, and an increase of $450.8 million or 46.1% from June 30, 2024. LHFI was consistent with the prior quarter and increased from the prior year primarily due to the Touchstone acquisition, as well as organic loan growth. Higher than average loan payoffs more than offset positive net production growth in the second quarter of 2025.

At June 30, 2025, total investments were $299.6 million, an increase of $25.9 million or 9.5% from March 31, 2025, and an increase of $29.2 million or 10.8% from June 30, 2024. Available for sale ("AFS") securities totaled $187.6 million at June 30, 2025, and $161.0 million at March 31, 2025, and $144.8 million at June 30, 2024. The increases compared to the prior quarter was driven by securities purchases and a $3.1 million improvement in unrealized losses. Total net unrealized losses on the AFS securities portfolio were $18.9 million at June 30, 2025, compared to $20.1 million at March 31, 2025, and $21.9 million at June 30, 2024. Held to maturity securities are carried at amortized cost and totaled $106.4 million at June 30, 2025, $108.3 million at March 31, 2025, and $123.5 million at June 30, 2024.

At June 30, 2025, total deposits were $1.803 billion, a decrease of $21.8 million or 1.2% from the prior quarter, and an increase of $537.4 million or 42.5% from June 30, 2024. The decreases in deposit balances from the prior quarter is primarily due to a decrease in interest-bearing demand deposits and the increase from prior year is primarily due to the addition of the Touchstone acquired deposits. Non-interest-bearing demand deposits increased slightly and time deposits decreased slightly in the second quarter of 2025.

There were $25.0 million in other borrowings with the Federal Home Loan Bank on June 30, 2025 compared to no borrowings on March 31, 2025. Other borrowings totaled $50.0 million on June 30, 2024, and were comprised of funds borrowed from the Federal Reserve Bank through their Bank Term Funding Program which were repaid during the fourth quarter of 2024.

LIQUIDITY

Liquidity sources available to the Bank, including interest-bearing deposits in banks, unpledged securities available for sale, at fair value, unpledged securities held-to-maturity, at par, eligible to be pledged, and available lines of credit totaled $633.7 million on June 30, 2025, $800.2 million on March 31, 2025, and $533.3 million on June 30, 2024.

The Bank maintains liquidity to fund loan growth and to meet potential demand from deposit customers, including potential volatile deposits. The estimated amount of uninsured customer deposits totaled $545.7 million on June 30, 2025, $549.3 million on March 31, 2025, and $419.4 million on June 30, 2024. Excluding municipal deposits, the estimated amount of uninsured customer deposits totaled $451.9 million on June 30, 2025, $458.7 million on March 31, 2025, and $324.5 million on June 30, 2024.

ASSET QUALITY

Nonperforming Assets

Management classifies non-performing assets ("NPAs") as non-accrual loans and other real estate owned ("OREO"). NPAs as a percentage of total assets increased to 0.33% on June 30, 2025, compared to 0.24% on March 31, 2025, and decreased from 0.59% on June 30, 2024.

NPAs increased by $1.9 million to $6.8 million on June 30, 2025, compared to $4.9 million on March 31, 2025, and $8.5 million on June 30, 2024.

Past Due Loans

There were no loans past due over 90 days or more and still accruing interest on June 30, 2025, consistent with $0 on March 31, 2025, and $0 on June 30, 2024. Loans past-due 30-89 days and still accruing interest decreased to $3.2 million, or 0.22% of total loans on June 30, 2025, compared to $5.0 million, or 0.35% of total loans on March 31, 2025, and $2.4 million, or 0.24%, of total loans on June 30, 2024.

Net Charge-offs

Net charge-offs totaled $448 thousand in the second quarter of 2025, compared to $2.4 million in the first quarter of 2025, and $482 thousand in the second quarter of 2024.

Allowance and Provision for Credit Losses

The allowance for credit losses on loans totaled $15.2 million, or 1.05% of total loans on June 30, 2025, compared to $14.7 million, or 1.02% of total loans on March 31, 2025, and $12.6 million, or 1.27% of total loans on June 30, 2024. The allowance for credit losses to NPAs decreased to 223.45% on June 30, 2025 compared to 302.94% on March 31, 2025, but increased from 146.84% on June 30, 2024.

The Company recorded a $911 thousand provision for credit losses in the second quarter of 2025, compared to a $832 thousand provision for credit losses for the first quarter of 2025. The second quarter provision was comprised of a $900 thousand provision for credit losses on loans, a $1 thousand provision for credit losses on unfunded commitments and a $10 thousand provision for credit losses on held-to-maturity securities. The increase in provision for credit losses is primarily due to the calculated specific reserves on individually analyzed loans that were increased during the quarter in tandem with an increase in the total amount of loan balances individually analyzed for impairment.

CAPITAL

During the second quarter of 2025, the Company declared and paid cash dividends of $0.155 per common share, compared to $0.155 in the first quarter of 2025 and $0.15 in the second quarter of 2024.

The following table provides capital ratios and values for the periods ended:

First National Corporation (3)	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024
Total capital ratio (2)	14.89%	14.58%	15.58%
Tier 1 capital ratio (2)	12.37%	12.07%	13.85%
Common equity Tier 1 capital ratio (2)	11.74%	11.44%	12.97%
Leverage ratio (2)	8.99%	8.78%	9.88%
Common equity to total assets	8.51%	8.30%	8.23%
Tangible common equity to tangible assets (1)	7.73%	7.50%	8.03%
Tangible book value per share (1)	$17.40	$16.81	$18.59

First Bank	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024
Total capital ratio (2)	12.89%	12.44%	14.13%
Tier 1 capital ratio (2)	11.81%	11.39%	12.88%
Common equity Tier 1 capital ratio (2)	11.81%	11.39%	12.88%
Leverage ratio (2)	8.56%	8.28%	9.17%
Common equity to total assets	8.45%	8.15%	7.99%
Tangible common equity to tangible assets (1)	7.68%	7.35%	7.79%

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, three loan production offices, a customer service center in a retirement community, and thirty-three bank branch office locations located throughout the Shenandoah Valley, the south-central regions of Virginia, the Roanoke Valley, the Richmond MSA, and in northern North Carolina. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which owns an interest in an entity that provides title insurance services.

NON-GAAP FINANCIAL MEASURES

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include adjusted operating net income, adjusted operating non-interest expense, adjusted basic and diluted earnings per share, adjusted return on average assets, adjusted return on average equity, pre-provision pre-tax earnings, adjusted pre-provision pre-tax earnings, fully taxable equivalent interest income, the net interest margin, the efficiency ratio, tangible book value per share, and tangible common equity to tangible assets.

The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is included at the end of this release.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expression. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. For details on factors that could affect expectations, future events, or results, see the risk factors and other cautionary language included in First National’s Annual Report on Form 10-K for the year ended December 31, 2024, most recent Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).

CONTACTS

Scott C. Harvard	Brad E. Schwartz
President and CEO	Executive Vice President and CFO
(540) 465-9121	(540) 465-9121
sharvard@fbvirginia.com	bschwartz@fbvirginia.com

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands)

(unaudited)
	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Income Statement
Interest and dividend income
Interest and fees on loans	$21,594	$20,637	$14,004	$42,231	$27,488
Interest on deposits in banks	1,891	1,671	1,579	3,562	2,867
Interest on federal funds sold	—	40	—	40	—
Taxable interest on securities	1,313	1,314	1,134	2,627	2,358
Tax-exempt interest on securities	298	300	306	598	611
Dividends	69	60	32	129	65
Total interest and dividend income	$25,165	$24,022	$17,055	$49,187	$33,389
Interest expense
Interest on deposits	$6,080	$6,038	$4,820	$12,118	$9,591
Interest on subordinated debt	468	467	69	935	138
Interest on junior subordinated debt	66	66	66	132	134
Interest on other borrowings	3	—	606	3	1,182
Total interest expense	$6,617	$6,571	$5,561	$13,188	$11,045
Net interest income	$18,548	$17,451	$11,494	$35,999	$22,344
Provision for credit losses	911	832	400	1,743	1,400
Net interest income after provision for credit losses	$17,637	$16,619	$11,094	$34,256	$20,944
Noninterest income
Service charges on deposit accounts	$1,020	$1,013	$612	$2,033	$1,266
ATM and check card fees	1,128	996	809	2,124	1,579
Wealth management fees	867	898	879	1,765	1,762
Fees for other customer services	230	258	178	488	373
Brokered mortgage fees	183	110	32	293	70
Income from bank owned life insurance	231	246	149	477	300
Net gain on subdebt payoff	80	—	—	80	—
Other operating income	150	90	27	240	1,383
Total noninterest income	$3,889	$3,611	$2,686	$7,500	$6,733
Noninterest expense
Salaries and employee benefits	$8,033	$8,689	$5,839	$16,722	$11,710
Occupancy	944	1,069	548	2,013	1,083
Equipment	1,057	1,025	691	2,082	1,282
Marketing	286	220	273	506	468
Supplies	198	217	115	415	231
Legal and professional fees	593	522	1,124	1,115	1,576
ATM and check card expense	537	439	368	976	729
FDIC assessment	315	414	203	729	380
Bank franchise tax	348	317	261	665	523
Data processing expense	504	762	163	1,266	409
Amortization expense	441	442	5	883	9
Other real estate owned expense (income), net	(3)	(8)	—	(11)	—
Net loss on disposal of premises and equipment	7	—	—	7	49
Merger expense	92	1,940	—	2,032	—
Other operating expense	1,839	2,287	1,069	4,126	2,097
Total noninterest expense	$15,191	$18,335	$10,659	$33,526	$20,546
Income before income taxes	$6,335	$1,895	$3,121	$8,230	$7,131
Income tax expense	1,284	297	679	1,581	1,480
Net income	$5,051	$1,598	$2,442	$6,649	$5,651

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands, except share and per share data)

(unaudited)
	As of or For the Three Months Ended			For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Common Share and Per Common Share Data
Earnings (loss) per common share, basic	$0.56	$0.18	$0.39	$0.74	$0.90
Adjusted earnings (loss) per common share, basic (1)	$0.57	$0.35	0.48	$0.92	$0.99
Weighted average shares, basic	8,987,179	8,979,527	6,278,113	8,983,374	6,273,952
Earnings (loss) per common share, diluted	$0.56	$0.18	$0.39	$0.74	$0.90
Adjusted earnings (loss) per common share, diluted (1)	$0.57	$0.35	0.48	$0.92	$0.99
Weighted average shares, diluted	9,001,972	9,005,923	6,289,405	9,003,969	6,285,970
Shares outstanding at period end	8,989,138	8,986,696	6,280,406	8,989,138	6,280,406
Tangible book value per share at period end (1)	$17.40	$16.81	$18.59	$17.40	$18.59
Cash dividends declared	$0.155	$0.155	$0.15	$0.31	$0.30

Key Performance Ratios
Return on average assets (4)	1.00%	0.32%	0.68%	0.66%	0.79%
Adjusted return on average assets (1)(4)	1.02%	0.63%	0.84%	0.83%	0.86%
Return on average equity (4)	11.85%	3.85%	8.31%	7.90%	9.68%
Adjusted return on average equity (1)(4)	12.05%	7.61%	10.23%	11.19%	10.65%
Net interest margin (4)	3.93%	3.75%	3.37%	3.84%	3.30%
Net interest margin fully tax-equivalent (1)(4)	3.95%	3.77%	3.40%	3.86%	3.31%
Efficiency ratio (1)	65.11%	75.44%	70.64%	70.01%	68.09%

Average Balances
Average assets	$2,019,344	$2,016,958	$1,448,478	$2,020,425	$1,438,219
Average earning assets	1,893,133	1,888,428	1,370,072	1,890,749	1,362,687
Average noninterest deposits to total average deposits	29.88%	29.01%	31.44%	29.49%	30.70%
Average shareholders’ equity	$170,920	$168,245	118,255	$169,713	117,388

Asset Quality
Allowance for credit losses on loans to nonperforming assets	223.45%	302.94%	146.84%	223.45%	146.84%
Allowance for credit losses on loans to period end loans	1.05%	1.02%	1.27%	1.05%	1.27%
Nonperforming assets to period end loans	0.47%	0.34%	0.86%	0.47%	0.86%
Loan charge-offs	$535	$2,490	$521	$3,025	$934
Loan recoveries	87	89	39	176	90
Net charge-offs	448	2,401	482	2,849	844
Non-accrual loans	6,796	4,864	8,549	6,796	8,549
Other real estate owned, net	—	—	—	—	—
Nonperforming assets	6,796	4,864	8,549	6,796	8,549
Loans 30 to 89 days past due, accruing	3,190	5,021	2,399	3,190	2,399
Loans over 90 days past due, accruing	—	—	—	—	—

Capital Ratios (5)
Total capital	$189,115	$182,563	$147,500	$189,115	$147,500
Tier 1 capital	173,240	167,150	134,451	173,240	134,451
Common equity Tier 1 capital	173,240	167,150	134,451	173,240	134,451
Total capital to risk-weighted assets (2)	12.89%	12.44%	14.13%	12.89%	14.13%
Tier 1 capital to risk-weighted assets (2)	11.81%	11.39%	12.88%	11.81%	12.88%
Common equity Tier 1 capital to risk-weighted assets (2)	11.81%	11.39%	12.88%	11.81%	12.88%
Leverage ratio (2)	8.56%	8.28%	9.17%	8.56%	9.17%

FIRST NATIONAL CORPORATION

Performance Summary

(in thousands)

(unaudited)
	For the Period Ended
	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024
Balance Sheet
Cash and due from banks	$34,435	$27,432	$24,916	$18,197	$16,729
Interest-bearing deposits in banks	159,880	178,600	137,958	108,319	118,906
Cash and cash equivalents	$194,315	$206,032	$162,874	$126,516	$135,635
Securities available for sale, at fair value	187,579	160,976	163,847	146,013	144,816
Securities held to maturity, at amortized cost (net of allowance for credit losses)	106,430	108,292	109,741	121,425	123,497
Restricted securities, at cost	5,624	4,436	3,741	2,112	2,112
Loans, net of allowance for credit losses	1,428,251	1,435,895	1,450,604	982,016	977,423
Other real estate owned, net	—	—	53	56	—
Premises and equipment, net	34,530	34,609	34,824	22,960	22,205
Accrued interest receivable	6,143	6,126	6,020	4,794	4,916
Bank owned life insurance	38,367	38,136	37,873	24,992	24,802
Goodwill	3,030	3,030	3,030	3,030	3,030
Core deposit intangibles, net	14,102	14,544	14,986	104	108
Other assets	23,070	21,270	22,688	16,698	18,984
Total assets	$2,041,441	$2,033,346	$2,010,281	$1,450,716	$1,457,528

Noninterest-bearing demand deposits	$541,204	$540,387	$520,153	$383,400	$397,770
Savings and interest-bearing demand deposits	900,658	922,197	924,880	663,925	665,208
Time deposits	361,304	362,392	358,745	205,930	202,818
Total deposits	$1,803,166	$1,824,976	$1,803,778	$1,253,255	$1,265,796
Other borrowings	25,000	—	—	50,000	50,000
Subordinated debt, net	21,148	21,461	21,176	4,999	4,998
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	9,316	8,955	9,517	8,068	7,564
Total liabilities	$1,867,909	$1,864,671	$1,843,750	$1,325,601	$1,337,637

Common stock	11,236	11,233	11,218	7,871	7,851
Surplus	77,578	77,354	77,058	33,409	33,116
Retained earnings	100,810	97,152	96,947	99,270	97,966
Accumulated other comprehensive (loss), net	(16,092)	(17,064)	(18,692)	(15,435)	(19,042)
Total shareholders’ equity	$173,532	$168,675	$166,531	$125,115	$119,891
Total liabilities and shareholders’ equity	$2,041,441	$2,033,346	$2,010,281	$1,450,716	$1,457,528

Loan Data
Real estate loans:
Construction and land development	$78,169	$81,596	$84,480	$61,446	$60,919
Secured by farmland	12,514	12,314	14,133	9,099	8,911
Secured by 1-4 family residential	544,577	550,183	547,576	351,004	346,976
Other real estate loans	667,550	653,367	658,029	440,648	440,857
Loans to farmers (except those secured by real estate)	790	858	940	633	349
Commercial and industrial loans (except those secured by real estate)	119,910	131,539	140,393	114,190	115,951
Consumer installment loans	8,113	8,034	7,582	5,396	5,068
Deposit overdrafts	454	486	450	253	365
All other loans	11,360	12,253	13,421	12,051	10,580
Total loans	$1,443,437	$1,450,630	$1,467,004	$994,720	$989,976
Allowance for credit losses	(15,186)	(14,735)	(16,400)	(12,704)	(12,553)
Loans, net	$1,428,251	$1,435,895	$1,450,604	$982,016	$977,423

FIRST NATIONAL CORPORATION

Average Balances, Yields and Rates Paid

(in thousands)
(unaudited)	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average Balance	Interest Income/ Expense	Yield/ Rate (7)	Average Balance	Interest Income/ Expense	Yield/ Rate (7)	Average Balance	Interest Income/ Expense	Yield/ Rate (7)
Assets
Securities:
Taxable	$220,100	$1,313	2.39%	$219,815	$1,314	2.42%	$216,079	$1,134	2.11%
Tax-exempt	50,871	377	2.98%	51,935	380	2.97%	53,162	387	2.93%
Restricted	4,449	70	6.27%	4,171	60	5.78%	2,112	32	6.18%
Total securities	$275,420	$1,760	2.56%	$275,921	$1,754	2.58%	$271,353	$1,553	2.30%
Loans:
Taxable	$1,441,800	$21,551	6.00%	$1,454,653	$20,575	5.74%	$980,226	$13,959	5.73%
Tax-exempt	4,095	54	5.26%	4,798	79	6.62%	1,730	57	13.32%
Total loans	$1,445,895	$21,605	5.99%	$1,459,451	$20,654	5.74%	$981,956	$14,016	5.74%
Federal funds sold	1	—	0.00%	3,527	39	4.53%	1	—	0.00%
Interest-bearing deposits with other institutions	171,817	1,891	4.41%	149,529	1,671	4.55%	116,762	1,579	5.44%
Total earning assets	$1,893,133	$25,256	5.35%	$1,888,428	$24,118	5.18%	$1,370,072	$17,148	5.03%
Less: allowance for credit losses on loans	(14,888)			(16,620)			(12,588)
Total non-earning assets	141,099			145,150			90,995
Total assets	$2,019,344			$2,016,958			$1,448,479
Liabilities and Shareholders’ Equity
Interest bearing deposits:
Checking	$364,686	$1,208	1.33%	$369,023	$1,232	1.35%	$225,967	$1,133	2.02%
Regular savings	212,433	191	0.36%	212,594	175	0.33%	143,588	40	0.11%
Money market accounts	329,273	1,869	2.28%	339,306	1,962	2.34%	293,137	2,005	2.75%
Time deposits	361,571	2,812	3.12%	363,301	2,669	2.98%	200,756	1,642	3.29%
Total interest-bearing deposits	$1,267,963	$6,080	1.92%	$1,284,224	$6,038	1.91%	$863,448	$4,820	2.24%
Federal funds purchased	2	—	0.00%	1	—	0.00%	2	—	0.00%
Subordinated debt	21,304	468	8.80%	21,247	467	8.91%	4,998	69	5.57%
Junior subordinated debt	9,279	66	2.86%	9,279	66	2.88%	9,279	66	2.88%
Other borrowings	275	3	4.63%	—	—	0.00%	50,000	606	4.88%
Total interest-bearing liabilities	$1,298,823	$6,617	2.04%	$1,314,751	$6,571	2.03%	$927,727	$5,561	2.41%
Non-interest bearing liabilities
Demand deposits	540,377			524,908			396,014
Other liabilities	9,224			9,054			6,483
Total liabilities	$1,848,424			$1,848,713			$1,330,224
Shareholders’ equity	170,920			168,245			118,255
Total liabilities and Shareholders’ equity	$2,019,344			$2,016,958			$1,448,479
Net interest income (1)		$18,639			$17,547			$11,587
Interest rate spread (1)			3.31%			3.15%			2.62%
Cost of funds			1.44%			1.45%			1.69%
Interest expense as a percent of average earning assets			1.40%			1.41%			1.63%
Net interest margin FTE (1)			3.95%			3.77%			3.40%

FIRST NATIONAL CORPORATION

Average Balances, Yields and Rates Paid

(in thousands)

(unaudited)	Six Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest Income/ Expense	Yield / Rate (7)	Average Balance	Interest Income/ Expense	Yield / Rate (7)
Assets
Securities:
Taxable	$219,990	$2,627	2.41%	$224,656	$2,358	2.11%
Tax-exempt	51,323	757	2.98%	53,634	773	2.90%
Restricted	4,311	129	6.04%	2,098	65	6.23%
Total securities	$275,624	$3,513	2.57%	$280,388	$3,196	2.29%
Loans:
Taxable	$1,448,191	$42,127	5.87%	$975,420	$27,443	5.66%
Tax-exempt	4,445	132	5.99%	865	57	13.32%
Total loans	$1,452,636	$42,259	5.87%	$976,285	$27,500	5.66%
Federal funds sold	1,755	39	4.53%	5	—	5.49%
Interest-bearing deposits with other institutions	160,734	3,562	4.47%	106,009	2,867	5.44%
Total earning assets	$1,890,749	$49,373	5.27%	$1,362,687	$33,563	4.95%
Less: allowance for credit losses on loans	(15,749)			(12,284)
Total non-earning assets	145,425			87,816
Total assets	$2,020,425			$1,438,219
Liabilities and Shareholders’ Equity
Interest bearing deposits:
Checking	$366,843	$2,439	1.34%	$254,248	$2,455	1.94%
Regular savings	212,513	366	0.35%	145,763	82	0.11%
Money market accounts	334,261	3,831	2.31%	267,797	3,847	2.89%
Time deposits	362,431	5,481	3.05%	198,910	3,207	3.24%
Total interest-bearing deposits	$1,276,048	$12,117	1.91%	$866,718	$9,591	2.23%
Federal funds purchased	1	—	0.00%	1	—	0.00%
Subordinated debt	22,500	935	8.38%	4,998	138	5.57%
Junior subordinated debt	9,279	132	2.87%	9,279	134	2.90%
Other borrowings	138	3	4.63%	50,000	1,182	4.75%
Total interest-bearing liabilities	$1,307,966	$13,187	2.03%	$930,996	$11,045	2.39%
Non-interest bearing liabilities
Demand deposits	533,596			383,956
Other liabilities	9,150			5,879
Total liabilities	$1,850,712			$1,320,831
Shareholders’ equity	169,713			117,388
Total liabilities and Shareholders’ equity	$2,020,425			$1,438,219
Net interest income (1)		$36,186			$22,518
Interest rate spread (1)			3.23%			2.55%
Cost of funds			1.44%			1.69%
Interest expense as a percent of average earning assets			1.41%			1.62%
Net interest margin FTE (1)			3.86%			3.31%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Operating Net Income
Net income (GAAP)	$5,051	$1,598	$2,442	$6,649	$5,651
Add: Merger-related expenses	92	1,940	571	2,032	571
Subtract: Tax effect of adjustment (5)	(10)	(381)	(5)	(391)	(5)
Adjusted operating net income (non-GAAP)	$5,133	$3,157	$3,008	$8,290	$6,217

Adjusted Earnings Per Share, Basic
Weighted average shares, basic	8,987,179	8,979,527	6,278,113	8,983,374	6,273,952
Basic earnings per share (GAAP)	$0.56	$0.18	$0.39	$0.74	$0.90
Adjusted earnings per share, basic (non-GAAP)	$0.57	$0.35	$0.48	$0.92	$0.99

Adjusted Earnings Per Share, Diluted
Weighted average shares, diluted	9,001,972	9,005,923	6,289,405	9,003,969	6,285,970
Diluted earnings per share (GAAP)	$0.56	$0.18	$0.39	$0.74	$0.90
Adjusted diluted earnings per share (non-GAAP)	$0.57	$0.35	$0.48	$0.92	$0.99

Adjusted Pre-Provision, Pre-Tax Earnings
Net interest income	$18,548	$17,451	$11,494	$35,999	$22,344
Total noninterest income	3,889	3,611	2,686	7,500	6,733
Net revenue	$22,437	$21,062	$14,180	$43,499	$29,077
Total noninterest expense	15,191	18,335	10,659	33,526	20,546
Pre-provision, pre-tax earnings	$7,246	$2,727	$3,521	$9,973	$8,531
Add: Merger expenses	92	1,940	571	2,032	571
Adjusted pre-provision, pre-tax, earnings	$7,338	$4,667	$4,092	$12,005	$9,102

Adjusted Performance Ratios
Average assets	$2,019,344	$2,016,958	$1,448,478	$2,020,425	$1,438,219
Return on average assets (GAAP)	1.00%	0.32%	0.68%	0.66%	0.79%
Adjusted return on average assets (non-GAAP)	1.02%	0.63%	0.84%	0.83%	0.86%

Average shareholders’ equity	$170,920	$168,245	$118,255	$169,713	$117,388
Return on average equity (GAAP)	11.85%	3.85%	8.31%	7.90%	9.68%
Adjusted return on average equity (non-GAAP)	12.05%	7.61%	10.23%	11.19%	10.65%

Pre-provision, pre-tax return on average assets (non-GAAP)	1.44%	0.54%	0.97%	0.99%	1.19%
Adjusted pre-provision, pre-tax return on average assets (non-GAAP)	1.45%	0.93%	1.13%	1.19%	1.27%

Adjusted Net Interest Margin
Net interest income	$18,548	$17,451	$11,494	$35,999	$22,344
Tax-equivalent net interest income (non-GAAP)	18,639	17,547	11,587	36,186	22,518
Average earning assets	1,893,133	1,888,428	1,370,072	1,890,749	1,362,687
Net interest margin	3.93%	3.75%	3.37%	3.84%	3.30%
Net interest margin fully tax equivalent (non-GAAP)	3.95%	3.77%	3.40%	3.86%	3.31%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands)

(unaudited)
	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Efficiency Ratio
Total noninterest expense (GAAP)	$15,191	$18,335	$10,659	$33,526	$20,546
Add: other real estate owned income, net	3	8	—	11	—
Subtract: amortization of intangibles	(441)	(442)	(5)	(883)	(9)
Subtract: loss on disposal of premises and equipment, net	7	—	—	7	(49)
Subtract: merger expenses	(92)	(1,940)	(571)	(2,032)	(571)
Adjusted operating non-interest expense (non-GAAP)	$14,668	$15,961	$10,083	$30,629	$19,917
Tax-equivalent net interest income (non-GAAP)	$18,639	$17,547	$11,587	$36,186	$22,518
Total noninterest income (GAAP)	3,889	3,611	2,686	7,500	6,733
Adjusted income for efficiency ratio (non-GAAP)	$22,528	$21,158	$14,273	$43,686	$29,251

Efficiency ratio (non-GAAP)	65.11%	75.44%	70.64%	70.11%	68.09%

FIRST NATIONAL CORPORATION

Non-GAAP Reconciliation

(in thousands, except share and per share data)

(unaudited)
	For the Three Months Ended			For the Six Months Ended
	Jun 30, 2025	Mar 31, 2025	Jun 30, 2024	Jun 30, 2025	Jun 30, 2024
Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$21,594	$20,639	$14,004	$42,231	$27,488
Interest income – investments and other	3,571	3,383	3,051	6,956	5,901
Interest expense – deposits	(6,080)	(6,038)	(4,820)	(12,118)	(9,591)
Interest expense – federal funds purchased	—	—	—	—	—
Interest expense – subordinated debt	(468)	(467)	(69)	(935)	(138)
Interest expense – junior subordinated debt	(66)	(66)	(66)	(132)	(134)
Interest expense – other borrowings	(3)	—	(606)	(3)	(1,182)
Net interest income	$18,548	$17,451	$11,494	$35,999	$22,344
Non-GAAP measures:
Add: Tax benefit realized on non-taxable interest income – loans (6)	$12	$16	$12	$28	$12
Add: Tax benefit realized on non-taxable interest income – municipal securities (6)	79	80	81	159	162
Tax benefit realized on non-taxable interest income	$91	$96	$93	$187	$174
Tax-equivalent net interest income	$18,639	$17,547	$11,587	$36,186	$22,518

Tangible Common Equity and Tangible Assets
Total assets (GAAP)	$2,041,441	$2,033,346	$1,457,528	$2,041,441	$1,457,528
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(14,102)	(14,544)	(108)	(14,102)	(108)
Tangible assets (Non-GAAP)	$2,024,309	$2,015,772	$1,454,390	$2,024,309	$1,454,390

Total shareholders’ equity (GAAP)	$173,532	$168,675	$119,891	$173,532	$119,891
Subtract: goodwill	(3,030)	(3,030)	(3,030)	(3,030)	(3,030)
Subtract: core deposit intangibles, net	(14,102)	(14,544)	(108)	(14,102)	(108)
Tangible common equity (Non-GAAP)	$156,400	$151,101	$116,753	$156,400	$116,753

Tangible common equity to tangible assets ratio (non-GAAP)	7.73%	7.50%	8.03%	7.73%	8.03%

Tangible Book Value Per Share
Tangible common equity (non-GAAP)	$156,400	$151,101	$116,753	$156,400	$116,753
Common shares outstanding, ending	8,989,138	8,986,696	6,280,406	8,989,138	6,280,406
Tangible book value per share (non-GAAP)	$17.40	$16.81	$18.59	$17.40	$18.59

(1) Non-GAAP financial measure.  See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” tables for additional information and detailed calculations of adjustments.

(2) All ratios at June 30, 2025 are estimates and subject to change pending the Bank's filing of its Call Report. All other periods are presented as filed.

(3) The Company is a small bank holding company under applicable regulations and guidance and is not subject to the minimum regulatory capital regulations for bank holding companies. The regulatory requirements that apply to bank holding companies that are subject to regulatory capital requirements are presented above, along with the Company's capital ratios as determined under those regulations.

(4) Ratios are annualized.

(5) Capital ratios presented are for First Bank.

(6) The tax rate utilized in calculating the tax benefit is 21%.

(7) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 21%.